Exhibit 99.1

NEWS RELEASE

Tops Markets, LLC, PO Box 1027, Buffalo, NY 14240-1027

For more information contact:

Rick Mills, SVP & Chief Financial Officer

Phone: (716) 635-5000

Email: wmills@topsmarkets.com

FOR IMMEDIATE RELEASE

Tops Holding Corporation Reports Improved Net Income in 2012 First Quarter

•	First quarter net income improves to a positive $0.7 million from net loss of $2.1 million in prior-year period

•	First quarter net sales down slightly to $704.4 million; Gasoline sales grew 11.2% to $64.9 million

•	Disciplined cost management drove first quarter operating margin up 30 basis points to 2.7%

•	EBITDA increased 6.1% to $40.2 million in the 2012 first quarter; Adjusted EBITDA increased 10.8% to $42.9 million

WILLIAMSVILLE, NY, June 4, 2012 – Tops Holding Corporation (“Tops” or the “Company”), the parent of Tops Markets, LLC, a leading supermarket retailer with 124 corporate and 5 franchise locations serving the Upstate New York and Northern Pennsylvania regions, today reported financial results for the first quarter of fiscal 2012 (16-week period ended April 21, 2012).

Frank Curci, Tops’ President and CEO, commented, “We had a strong first quarter highlighted by our improved operating margin and net income. We believe our differentiated go-to-market strategy continues to resonate with our customers, and we remain focused on delivering improved value to strengthen our customer loyalty and meet the specific needs of each community we serve.”

First Quarter 2012 Financial Results

Net sales of $704.4 million in the first quarter of fiscal 2012 were down slightly compared with net sales of $717.3 million in the first quarter of fiscal 2011 (16-week period ended April 23, 2011).

First quarter inside sales of $639.5 million were down 2.9%, or $19.4 million, from the prior-year first quarter, and reflect a 2.0% decrease in same store sales combined with the impact of a reduction in year-over-year store count. The decrease in same store sales was largely attributable to the timing of our Monopoly® promotion and the Easter holiday. The week following Easter, historically a very poor sales week, occurred during the first quarter of 2012, versus during the second quarter of 2011. A reduction in store count resulted from the sale or closure of five acquired Penn Traffic supermarkets that generated net sales of $12.3 million during the 2011 first quarter, partially offset by the opening of two new supermarkets in March and September 2011.

Gasoline sales increased 11.2%, or $6.5 million, to $64.9 million in the first quarter of 2012 compared with the first quarter of 2011 due to an 8.4% increase in the retail price per gallon and a 2.6% increase in the number of gallons sold, primarily due to the addition of four new fuel stations since July 2011.

Tops Holding Corporation Reports Improved Net Income in 2012 First Quarter

June 4, 2012

Gross profit for the first quarter was $199.9 million compared with $202.4 million in the prior-year period. The Company experienced a change in LIFO inventory valuation adjustments from income of $0.7 million during the first quarter of 2011 to expense of $2.2 million during the first quarter of 2012. Excluding the impact of non-cash LIFO adjustments, gross margin improved 60 basis points to 28.7% in the first quarter of 2012 from 28.1% in the first quarter of 2011. This improvement was a result of a continuation of pricing improvements made in 2011, promotional spending changes, as well as cost deflation in dairy commodities. These factors were partially offset by a higher proportion of gasoline sales versus inside sales, as gasoline sales generally occur at lower gross margin rates.

Total operating expenses decreased 2.3%, or $4.2 million, to $180.6 million compared with the first quarter of 2011, primarily due to a $2.3 million decline in utility costs and the impact of the Company’s continued cost containment initiatives. As a result, operating income increased to $19.3 million, or 2.7% of net sales, from $17.6 million, or 2.4% of net sales, in the prior-year period.

Rick Mills, Senior Vice President and Chief Financial Officer, noted, “Despite the impact of the non-cash LIFO inventory valuation adjustments, our efforts to focus on ongoing efficiency initiatives drove the improvement in gross and operating margins. We will continue to identify additional opportunities to improve our operations that will enhance our cash-generating capabilities and strengthen our balance sheet to better position the Company for continued growth.”

To provide investors with greater understanding of its operating performance, in addition to the results measured in accordance with accounting principles generally accepted in the United States (“GAAP”), Tops provides supplemental reporting on EBITDA and Adjusted EBITDA. EBITDA for the first quarter was $40.2 million, up 6.1%, or $2.3 million, from $37.9 million for the 2011 first quarter. Adjusted EBITDA for the 2012 first quarter increased $4.2 million, or 10.8%, to $42.9 million compared with the prior-year first quarter. The increase primarily reflects our continued improvements in operating efficiencies. See “Non-GAAP Financial Measures” below for a discussion of EBITDA and Adjusted EBITDA and the attached table for reconciliation of these non-GAAP measures to GAAP.

Lower capital lease interest expense and reduced borrowings related to the ABL Facility led to a decrease in net interest expense of 5.1% to $18.3 million in the first quarter from $19.3 million in the prior-year period.

Net income for the first quarter improved to $0.7 million from a net loss of $2.1 million in the 2011 first quarter.

Strong Cash Generation

Cash provided by operating activities during the first quarter of 2012 was $18.8 million, a decrease from $22.3 million from the first quarter of 2011 due to changes in working capital, partially offset by the increase in earnings.

Capital expenditures for the first quarter of 2012 were $9.4 million, compared with $17.0 million for the prior-year period, and were primarily related to store remodels. The Company expects to invest $35 million to $40 million in capital expenditures during 2012.

As of April 21, 2012, the unused portion of the ABL Facility was $71.6 million, after giving effect to $14.8 million of letters of credit outstanding thereunder.

Conference Call

Tops will host a conference call on Tuesday, June 5, 2012 beginning at 11:00 a.m. Eastern Time. During the call, Frank Curci, President and Chief Executive Officer, Rick Mills, Senior Vice President and Chief Financial Officer, and Kevin Darrington, Chief Operating Officer, will review the financial and operating results for the fiscal 2012 first quarter, and discuss Tops’ corporate strategy and outlook. A question-and-answer session will follow. The conference call can be accessed by dialing (201) 689-8471.

A telephonic replay will be available from 2:00 p.m. Eastern Time the day of the teleconference until Tuesday, June 12, 2012. To listen to a replay of the call, dial (858) 384-5517 and enter replay pin number 392768.

- MORE -

Tops Holding Corporation Reports Improved Net Income in 2012 First Quarter

June 4, 2012

About Tops Holding Corporation

Tops is the parent of Tops Markets, LLC, which is headquartered in Williamsville, NY, and operates 124 corporate full-service supermarkets with an additional 5 franchise supermarkets. As of April 21, 2012, 76 of the Company’s supermarkets offered pharmacy services and 39 offered fuel centers. With approximately 12,100 associates, Tops is widely recognized as a strong retail supermarket brand name in Upstate New York and Northern Pennsylvania. Tops’ strategy is to build on its solid market share in the areas it operates by continuing to differentiate itself from competitors by offering quality products at affordable prices with superior customer service and by remaining an integral part of the community.

For more information about Tops Markets, visit the company’s website at www.topsmarkets.com.

Safe Harbor Statement

The information made available in this news release contains forward-looking statements which reflect Tops’ current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will continue,” “will likely result,” “may,” and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company’s actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to our business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of Tops. Forward-looking statements contained herein speak only as of the date made and, thus, Tops undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, we provide information regarding EBITDA and Adjusted EBITDA. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude certain non-cash items and items that we believe are non-recurring in nature and are not indicative of future performance. We use EBITDA and Adjusted EBITDA to evaluate our operating performance and liquidity and they are among the primary measures used by management for planning and forecasting for future periods. We believe the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures. See the last page of this release for a quantitative reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure, which we believe is net income (loss).

FINANCIAL TABLES FOLLOW.

- MORE -

Tops Holding Corporation Reports Improved Net Income in 2012 First Quarter

June 4, 2012

TOPS HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

(Unaudited)

	16-week periods ended
	April 21, 2012	April 23, 2011
Net sales	$704,380	$717,259
Cost of goods sold	(490,707)	(500,744)
Distribution costs	(13,767)	(14,163)

Gross profit	199,906	202,352
Operating expenses:
Wages, salaries and benefits	(99,230)	(98,982)
Selling and general expenses	(29,818)	(33,383)
Administrative expenses (inclusive of share-based compensation expense of $352 and $348)	(23,870)	(25,483)
Rent expense, net	(5,980)	(5,903)
Depreciation and amortization	(16,029)	(15,041)
Advertising	(5,646)	(5,990)

Total operating expenses	(180,573)	(184,782)
Operating income	19,333	17,570
Interest expense, net	(18,312)	(19,291)

Income (loss) before income taxes	1,021	(1,721)
Income tax expense	(370)	(367)

Net income (loss)	$651	$(2,088)

- MORE -

Tops Holding Corporation Reports Improved Net Income in 2012 First Quarter

June 4, 2012

TOPS HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	April 21, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$20,184	$19,181
Accounts receivable, net	48,125	55,987
Inventory, net	114,606	115,309
Prepaid expenses and other current assets	16,488	12,990
Income taxes refundable	155	285
Current deferred tax assets	1,971	1,971

Total current assets	201,529	205,723
Property and equipment, net	348,715	358,263
Intangible assets, net	69,910	72,125
Other assets	10,241	11,101

Total assets	$630,395	$647,212

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$79,130	$75,608
Accrued expenses and other current liabilities	59,759	74,677
Current portion of capital lease obligations	13,151	12,701
Current portion of long-term debt	394	434

Total current liabilities	152,434	163,420
Capital lease obligations	155,974	159,814
Long-term debt	350,286	355,240
Other long-term liabilities	25,483	23,893
Non-current deferred tax liabilities	4,679	4,309

Total liabilities	688,856	706,676

Shareholders’ deficit
Common shares ($0.001 par value; 300,000 authorized shares, 144,776 shares issued and outstanding as of April 21, 2012 and December 31, 2011	—	—
Paid-in capital	(1,176)	(1,528)
Accumulated deficit	(56,024)	(56,675)
Accumulated other comprehensive loss, net of tax	(1,261)	(1,261)

Total shareholders’ deficit	(58,461)	(59,464)

Total liabilities and shareholders’ deficit	$630,395	$647,212

- MORE -

Tops Holding Corporation Reports Improved Net Income in 2012 First Quarter

June 4, 2012

TOPS HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	16-week periods ended
	April 21, 2012	April 23, 2011
Cash flows provided by operating activities:
Net income (loss)	$651	$(2,088)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,850	20,318
LIFO inventory valuation adjustments	2,176	(663)
Amortization of deferred financing costs	860	803
Deferred income taxes	370	347
Share-based compensation expense	352	348
Other	(526)	115
Changes in operating assets and liabilities:
Decrease in accounts receivable	7,862	164
Increase in inventories	(1,473)	(712)
Increase in prepaid expenses and other current assets	(3,498)	(1,136)
Decrease in income taxes refundable	130	14
Increase in accounts payable	3,704	20,044
Decrease in accrued expense and other current liabilities	(14,180)	(15,776)
Increase in other long-term liabilities	1,563	525

Net cash provided by operating activities	18,841	22,303

Cash flows used in investing activities:
Cash paid for property and equipment	(9,442)	(16,954)
Proceeds from insurable loss recovery	779	—
Proceeds from sale of assets	—	650

Net cash used in investing activities	(8,663)	(16,304)

Cash flows (used in) provided by financing activities:
Borrowings on ABL Facility	43,500	220,800
Repayments on ABL Facility	(48,500)	(215,800)
Principal payments on capital leases	(3,852)	(3,233)
Repayments of long-term debt borrowings	(141)	(126)
Change in bank overdraft position	(182)	(290)
Deferred financing costs incurred	—	(57)

Net cash (used in) provided by financing activities	(9,175)	1,294

Net increase in cash and cash equivalents	1,003	7,293
Cash and cash equivalents-beginning of period	19,181	17,419

Cash and cash equivalents-end of period	$20,184	$24,712

- MORE -

Tops Holding Corporation Reports Improved Net Income in 2012 First Quarter

June 4, 2012

TOPS HOLDING CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Dollars in thousands)

(Unaudited)

	16-week periods ended
	April 21, 2012	April 23, 2011
Net income (loss)	$651	$(2,088)
Depreciation and amortization	20,850	20,318
Interest expense, net	18,312	19,291
Income tax expense	370	367

EBITDA	40,183	37,888

Adjustments to EBITDA:
LIFO inventory valuation adjustments (a)	2,176	(663)
Insurance gain (b)	(779)	—
Share-based compensation expense (c)	544	542
FTC review costs (d)	110	276
Other one-time expenses (e)	712	719

Total adjustments to EBITDA	2,763	874

Adjusted EBITDA	$42,946	$38,762

Notes:

(a)	Eliminates the non-cash impact of last-in, first-out (“LIFO”) accounting, which represents the difference between certain inventories valued under the first-in, first-out inventory method and the LIFO inventory method.
(b)	Excess of realized insurance proceeds over recorded losses related to flood damage at a Company supermarket.
(c)	Non-cash or one-time compensation costs related to stock option grants.
(d)	One-time legal and professional fees incurred in connection with the FTC’s review of the acquired Penn Traffic supermarkets.
(e)	Other one-time non-recurring items.

- END -